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                                                               Exhibit 99.(p)(2)

                             REVISED CODE OF ETHICS

                      STONEBRIDGE CAPITAL MANAGEMENT, INC.

                                February 1, 2005


       WHEREAS, the business of investment counsel constitutes a profession involving a relationship of trust and confidence between the investment counselor and his clients; and

       WHEREAS, an investment counselor has a fiduciary relationship with his clients in certain respects; and

       WHEREAS, the business of investment counsel involves access to information and the implementation of decisions with respect to securities which may have at least a temporary impact on the market price of securities; and

       WHEREAS, in the context of the relationship between an investment counselor and his clients, adherence to the highest standards of conduct is required in order to insure that the interests of the client take precedence over the interests of those persons engaged in the business of investment adviser; and

       WHEREAS, professional conduct and Rule 204A-1 under the Investment Advisers Act of 1940 require the adoption of a written Code of Ethics containing provisions reasonably necessary to prevent supervised persons of an investment counselor from engaging in certain improper acts;

       NOW THEREFORE, the Board of Directors of Stonebridge Capital Management, Inc., has adopted the following revised Code of Ethics:

       (1) The provisions of this Code of Ethics, shall apply to all officers, directors and employees of Stonebridge Capital Management, Inc. (hereinafter referred to as "SCM") and to all officers, directors, and employees of affiliated companies of SCM who are physically located in the offices of SCM, regardless of whether or not they have access to "investment information" (such persons are hereinafter referred to as "Affiliates").

       (2) It is unlawful, and a violation of this Code of Ethics, for any Affiliate in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a registered investment company or any other client of SCM:

       (a)    To employ any device, scheme, or artifice to defraud such clients;
       (b) To make to such clients any untrue statement of a material fact or omit to state to such clients a material fact necessary in order to

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              make the statements made, in light of the circumstances under which they are made, not misleading;
       (c)    To engage in any act, practice, or course of business which operates as a fraud or deceit upon such clients; or
       (d)    To engage in any manipulative practice with respect to such clients.

       (3) (a) For purposes of this Code of Ethics, the term "investment information" shall mean all information relating to the development and dissemination of advice with respect to the purchase or sale of securities.

           (b) For purposes of this Code of Ethics, a personal account of an Affiliate ("Affiliate's Personal Account") shall include not only interests and accounts held by such Affiliate both of record and beneficially, but also those interests and accounts in which such Affiliate has solely a beneficial interest as defined in Regulation 16a-1(a)(2) of the Securities Exchange Act of 1934. A beneficial interest will be deemed to exist, among other things, with respect to all accounts in the name of or for the benefit of such Affiliate's spouse, any other member of such Affiliate's immediate family living with such Affiliate, any trust of which such Affiliate is a trustee or in which such Affiliate has a beneficial interest and has or shares investment control, or any estate of which such Affiliate is executor or personal representative or in which such Affiliate has a beneficial interest.

       (4) Each Affiliate is directed to avoid investments or investment practices for any of such Affiliate's Personal Accounts which would tend to impair such Affiliate's ability to make wholly disinterested investment judgments and recommendations. Each Affiliate is prohibited from using any investment information obtained in any way for the benefit of any such Affiliate's Personal Accounts to the detriment of investment counsel clients of SCM.

       (5) No Affiliate shall engage in any investment or financial transaction in partnership or in any other financial arrangement with any client of SCM, including borrowing or lending funds and or giving or receiving personal guarantees. This provision should and will be viewed in the broadest interpretation possible. If an Affiliate has any question regarding the application of this provision to a specific situation the Affiliate should seek approval from the Board of Directors of SCM.

       (6) Prior to executing a securities transaction in their Personal Accounts, each Affiliate is required to be cleared in advance by any two members of the Management Committee of the Board of Directors of SCM. In order to gain said approval, the Affiliate is required to receive approval and written acknowledgement from each SCM Portfolio Manager that there is no conflict between the client accounts for which the Portfolio Manager is responsible and the intended transaction by submitting a request on the Pre-Clearance form attached as Exhibit A. Said approval shall be valid for one business day.

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       (7)    No Affiliate shall engage in a purchase transaction for any of such Affiliate's Personal Accounts in a security being bought by any discretionary client account managed or advised by SCM ("Client Accounts") including, but not limited to, any investment company managed by SCM, or engage in a sale transaction for any of the Affiliates Personal Accounts in a security being sold in any Client Account until the calendar day following any purchases or sales for all Client Accounts in such security have been completed. In such instance where the Affiliate intends to engage in a transaction COUNTER to transactions being conducted in Client Accounts, the Affiliate is required to wait for a period of seven calendar days before executing said transaction.

              For purposes of this Code of Ethics, the term "security" shall not include the shares of any open-end investment company other than any open-end investment companies managed by SCM, direct obligations of the U.S. Government, bankers acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt investments (including repurchase agreements).

       (8) No Affiliate shall acquire any securities for any of such Affiliate's Personal Accounts in an initial public offering.

       (9) No Affiliate shall sell any security for any of such Affiliates Personal Accounts until a period of at least seven days has elapsed since the security was purchased. If an Affiliate makes multiple purchases of a security, then the "first-in, first-out" (FIFO) method of accounting shall be used to determine the number of shares that may be sold after seven days and the date when seven days have elapsed.

       (10) No Affiliate shall acquire any securities for any of such Affiliate's Personal Accounts in a private placement unless such Affiliate has received approval from the President of SCM. An Affiliate who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that issuer by Clients. Any investment decision made on behalf of Client Accounts relating to the subsequent security must be made by investment personnel other than the Affiliate.

       (11) No Affiliate shall solicit or accept any offer made by any person whereby he or she would be enabled to purchase or sell any security for any of such Affiliate's Personal Accounts at a price or under conditions more favorable than those obtainable or offered to any investment counsel clients of SCM, including, but not limited to, any investment company managed by SCM.

       (12) No Affiliate shall trade either in any of such Affiliate's Personal Accounts or on behalf of others, including Client Accounts, on material nonpublic information, or communicate nonpublic information to others in violation of the law.

       (13) No Affiliate shall disclose to anyone other than another Affiliate the securities activities engaged in or contemplated for the various portfolios of Stonebridge Funds Trust (the "Trust"), except for the following disclosures:

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              a.     to persons providing services to the Trust who have a need to know such information in order to fulfill their obligations to the Trust, such as portfolio managers, administrators, custodians, and the Trust's Board of Trustees;

              b. in connection with periodic reports that are available to shareholders and the public;

              c. to mutual fund rating or statistical agencies or persons performing similar functions who have signed a confidentiality agreement with the Trust;

              d. pursuant to a regulatory request or as otherwise required by law; or

              e. to persons approved in writing by the Compliance Officer of the Trust.

       (14) No Affiliate shall combine an order for such Affiliate's Personal Accounts with orders for Clients' accounts in a block trade.

       (15) No Affiliate shall accept any gift of value greater than $250.00 from any broker, SCM vendor, or third party supplier to SCM, without prior written approval of the Chief Compliance Officer ("CCO"). Each Affiliate shall report all gifts received on SCM's Gifts Reporting Form (Exhibit B). Such reports are due thirty days following the end of each calendar quarter.

       (16) Each Affiliate shall disclose his or her personal securities holdings within ten (10) days of the commencement of employment by completing Exhibit C attached hereto and certify his or her holdings annually as of December 31st of each year within 45 days of year end by completing Exhibit C attached hereto. Each Affiliate shall identify each brokerage account in which he or she has a beneficial interest on Exhibit C and shall request in writing that duplicate monthly brokerage or custodial statements for each of such Affiliate's Personal Accounts be sent to SCM.

       (17) Each Affiliate shall report quarterly, on Exhibit D attached hereto, all securities transactions by each of such Affiliate's Personal Accounts during the preceding quarter to the Compliance Officer of SCM no later than 30 days following the end of the quarter. The information about each transaction shall include the following:

              (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;
              (b) The nature of the transaction (i.e., purchase, sale, or any type of acquisition or disposition);
              (c)    The price at which the transaction was effected; and
              (d) The name of the broker, dealer, or bank with or through whom the transaction was effected.

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       (18)   No Affiliate may serve as a member of the board of directors of any publicly traded company, without the prior written approval of the President of SCM, based on a determination that the board service would not be inconsistent with the interests of SCM or of its Clients. If an investment person is serving as a board member, that investment person shall not participate in making any investment decisions relating to the securities of the company on whose board he or she sits.

       (19) No Affiliate shall enter into any securities transaction with any investment counsel client of SCM unless prior approval of the Board of Directors of SCM has been obtained.

       (20) Within 10 days of association or employment with SCM and within ten days of adoption of this revised Code of Ethics, each Affiliate must certify that he has received, read and understands the Code and recognizes that he is subject to such Code. (Exhibit E)

       (21) Annually each Affiliate must certify that he has read and understands the Code and recognizes that he is subject to such Code. In addition, annually each Affiliate must certify that he has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. (Exhibit F)

       (22) The CCO shall be responsible for reviewing all preclearance forms, confirmations of transactions, for all Affiliate Personal Accounts, Initial Holdings Reports, Annual Holdings Reports, Certification of Compliance forms, Personal Securities Transaction Quarterly Reports and any other documents deemed necessary to assure compliance with this revised Code of Ethics. The CCO shall compare the trading reported by the Affiliates' Personal Accounts with transactions in SCM client accounts to see if the transactions by Affiliates' Personal Accounts harmed or could harm SCM client accounts. The CCO shall review these documents on a prompt basis.

              a.     Quarterly Reviews

              The CCO is responsible for reviewing and monitoring personal securities transactions of Affiliates in accordance with the following procedures:

              1. The CCO is responsible for reviewing the list of Affiliates against the quarterly securities reports each quarter to assure reporting compliance by all Affiliates.

              2. The CCO will review all personal securities trades of Affiliates at least quarterly utilizing account statements provided by financial institutions holding the accounts for trading abuses and will compare them to pre-clearance forms to determine if all transactions were in compliance with pre-clearance terms.

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              3.     The CCO shall prepare a written report each quarter to
                     SCM's President that describes any issues that arose during the previous quarter under this policy.

              b.     Annual Reviews

              1. The CCO is responsible for reviewing a list of all Affiliates against Initial and Annual Securities Holdings Reports to assure compliance with the reporting requirements.

              2. In addition the securities holdings reports should be compared to a sample of quarterly securities transaction reports and/or statements from financial institutions holding the accounts to assure the Affiliate is reporting personal securities transactions as required.

              c.     Ongoing Reviews

              The CCO is responsible for the following additional procedures relating to personal securities transactions of Affiliates:

              1.     Create and maintain a listing of all Affiliates; and

              2. Promptly report any apparent violations of the Code to the CEO or President in writing.

       (23) Affiliates are in a position of trust with respect to SCM's clients. Affiliates should act at all times with the utmost integrity. Affiliates should perform their duties with complete propriety and should not take advantage of their position. These persons should use reasonable care and exercise independent professional judgment. In any act in which an Affiliate engages, the Affiliate should consider the reputation of the firm, whether his conduct is not only legal, but also ethical, whether he is acting in the best interests of SCM's clients, and whether his act or omission to act is consistent with SCM's ideals of integrity, openness, honesty and trust. Affiliates shall not engage in any professional conduct involving fraud, dishonesty, deceit or misrepresentation of a material fact.

       (24) Affiliates should keep in mind the following fundamental fiduciary principles that govern their activities:

              a. The interests of the clients must come first. Affiliates must scrupulously avoid serving their own interests ahead of those of any client when making any decision relating to personal investments;

              b. Affiliates must not take inappropriate advantage of their positions;

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              c.     Information concerning clients investments must be kept
                     confidential; and

              d. Affiliates shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

       (25) The Code is intended to (a) minimize conflicts of interest and even the appearance of conflicts of interest, between Affiliates and SCM's clients in the securities markets and (b) assure that personal securities transactions of Affiliates are made in compliance with applicable securities laws. SCM's general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of clients. When a potential conflict of interest arises, Affiliates must recognize that the client has a prior right to the benefits of SCM's judgment over the Affiliate.

       (26) Affiliate should comply with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Advisers Act, the Investment Company Act, Gramm-Leach-Bliley Act of 2002 and the rules thereunder. In summary, these laws and rules:

       -      require registration of publicly traded securities,
       - place restrictions on the manner privately offered securities are offered and sold,
       - require registration of an investment company unless an exemption is available,
       - mandate full disclosure of all material facts when offering or selling a security, advising a client or managing an investment company,
       - prohibit fraud in connection with the offer and sale of securities,
       - require registration of investment companies and investment advisers unless an exemption is available, and
       - set forth requirements to protect the privacy of client personal information

       (27) Affiliates shall not knowingly assist another person to violate the federal securities laws.

       (28) SCM shall deliver a copy of this Code of Ethics and each amendment or amended version to each Affiliate.

       (29) Affiliates must safeguard material, non-public information about SCM client transactions and adhere to SCM's Privacy Policy and Procedures. This includes, but is not limited to adherence to physical and technical security of data.

       (30) Affiliates are encouraged to remain current in local, state, and national politics. SCM does not prohibit Affiliates from contributions to political parties or individual candidates. However, SCM does understand that there may be a conflict of

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interest when the firm or Affiliates contribute to the campaigns of its clients, their employees, or their consultants. On a quarterly basis, Affiliates will report their political contributions to the CCO. Affiliate reporting extends to members of the Affiliate's household. The CCO will be responsible to review the reports and maintain records per the records retention guidelines at the end of the Code. Exhibit G provides an example of the political contribution certification.

       (31) SCM will summarize the key provisions of its Code of Ethics in response to Item 9E on Part II of its Form ADV. The disclosure will state that SCM will provide a copy of its Code of Ethics to any client or prospective client upon request. The CCO will make a record of all requests and the date and to whom the Code was delivered.

       (32) Affiliates who become aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the CCO or the President of SCM who will notify the CCO.

       (33) The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Affiliate Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits to a charity selected by the Board of Directors of SCM, and/or (7) any other sanction deemed appropriate by the CCO and the President of SCM.

       (34) The CCO shall oversee compliance with SCM's Code of Ethics and shall:

              1.     Create and maintain a list of all Affiliates.
              2. Monitor Affiliates' personal securities transactions and reporting;
              3. Monitor compliance with the Standards of Business Conduct set forth in this Code of Ethics;
              4. Require Affiliates to read this Code of Ethics and obtain required acknowledgments;
              5. Monitor requests for a copy of SCM's Code of Ethics and subsequent delivery;
              6. Monitor ADV disclosure regarding SCM's Code of Ethics for accuracy;
              7. Report all Code violations or apparent violations to SCM's President in writing promptly upon discovery;
              8. Review the Code for adequacy and effectiveness at least annually and report the results to SCM's President;
              9. Hold training and education sessions for Affiliates regarding the Code at least annually and require all Affiliates to attend; and
              10. Maintain required books and records in accordance with the provisions of this Code of Ethics.

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       (35)   The CCO will ensure that the following books and records are maintained in, as appropriate, electronic or hard copy form for at least five years, two years in an easily accessible place:

              1. A copy of each Code that has been in effect at any time during the past five years;
              2. A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
              3. A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an Affiliate; (These records must be kept for five years after the individual ceases to be an Affiliate of SCM.)
              4. Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports; and
              5. A list of the names of persons who are currently, or within the past five years were Affiliates of SCM.

       (36) Any questions regarding the application, interpretation, or administration of this Code of Ethics shall be referred by the person concerned to the President of SCM in advance of any contemplated transaction. The President may grant an exemption from one or more of the provisions of this Code of Ethics if in his judgment the fundamental fiduciary obligation of the person involved is not compromised.

       By signing hereto the Board of Directors of SCM unanimously adopts this revised Code of Ethics.


---------------------------                 -------------
Richard C. Barrett                          Date


---------------------------                 -------------
Matthew W. Markatos                         Date


---------------------------                 -------------
Debra L. Newman                             Date


---------------------------                 -------------
Karen H. Parris                             Date

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                                    EXHIBIT A
                            PRECLEARANCE REQUEST FORM


TO:  Stonebridge Capital Management, Inc. ("SCM")
     Chief Compliance Officer ("CCO")

Pursuant to SCM's Code of Ethics, I request clearance for the following proposed transactions:


Type and Amount of Security                 Purchase or Sale


________________________________________________________________________________

I understand that:
1. I am required to obtain the prior written approval the CCO before, directly or indirectly, acquiring or disposing of a Covered Security in my Affiliate Personal Account(s).
2. The CCO or President may reject any trade request in her/his sole discretion, and no reason need be given for such rejection.
3.   The Pre-clearance will be valid for one trading day.
4. This clearance may be rescinded prior to my effecting the above transaction if material nonpublic information regarding the security arises and, in the reasonable judgment of SCM, the completion of my trade would be inadvisable.
5. Clearance of any proposed transaction should not be construed as a guarantee that I would not later be found to have been in possession of material nonpublic information.
6. The ultimate responsibility for compliance with the insider trading provisions of the Federal Securities Laws rests with me.


--------------------------------------------------------------------------------
Affiliate Print or Type Name


--------------------------------------------------------------------------------
Signature                                             Time          Date

APPROVAL:


--------------------------------------------------------------------------------
Compliance Review Print or Type Name


--------------------------------------------------------------------------------
Signature                                             Time          Date

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                               EXHIBIT A - PART II
                           EMPLOYEE TRANSACTION RECORD


Ticker:                    ____________________________________

Purchase or Sale:          ____________________________________
No. of Shares/Units:       ____________________________________
Execution Price:           ____________________________________
Commission:                ____________________________________

Trade Date:                ____________________________________
Time Entered:              ____________________________________
Time Reported:             ____________________________________

Broker/Firm:               ____________________________________

PORTFOLIO MANAGERS APPROVAL (INITIAL & DATE):

         _______________            _______________               ______________

         _______________            _______________               ______________

COMMITTEE AUTHORIZATION (ANY 2):

                           SIGNATURE                TIME/DATE
Richard Barrett
                           ---------------------    --------------
Matthew Markatos
                           ---------------------    --------------
Debra Newman
                           ---------------------    --------------
Karen Parris
                           ---------------------    --------------

INCLUSIONS:

   1)   Attach a copy of the broker trade confirmation.

   2) Attach a copy of the SECURITY APL ACTIVITY BY SECURITY report, sorted by "TDATE," for the above security covering all the accounts in the firm for the preceding day. If there has been no activity, please indicate by circling the following: NO ACTIVITY .

   3) Attach a copy of the SECURITY APL CROSS REFERENCE BY SECURITY report for the above security for all the accounts in the firm. If nobody owns the
        security, please indicate by circling the following:     NOBODY OWNS .

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                                    EXHIBIT B

                               GIFT REPORTING FORM

TO:  Stonebridge Capital Management, Inc. ("SCM")
     Chief Compliance Officer

Pursuant to SCM's Code of Ethics, I am reporting the following gifts received or given during the last quarter:

Description:
________________________________________________________________________________

Value:
________________________________________________________________________________

To /From:
________________________________________________________________________________


Description:
________________________________________________________________________________

Value:
________________________________________________________________________________


To /From:
________________________________________________________________________________

1. I understand that I am required to obtain the prior written approval the CCO before, giving or receiving a gift valued in excess of $250.

1.   These are all gifts given or received by me during the quarter.


________________________________________________________________________________
Affiliate Print or Type Name


___________
Date

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                                    EXHIBIT C
                       INITIAL AND ANNUAL HOLDINGS REPORT

To Stonebridge Capital Management, Inc. ("SCM"):

1. I have read and understand the Code of Ethics dated February 1, 2005 for SCM (the "Code") and recognize that I am subject thereto as an officer, director or employee of SCM. I understand that capitalized terms used herein have the same meaning as in the Code.

2. I hereby certify that the following is a list of all securities, except securities issued by the United States Treasury or shares of an open-end mutual fund, any of my Affiliate Personal Accounts own as of ____________________ (Date):

NAME OF SECURITY                            NUMBER OF SHARES OR SIZE OF INTEREST
----------------                            ------------------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. I hereby certify that the following is a list of all the brokerage accounts of my Affiliate Personal Accounts:

NAME OF BROKERAGE FIRM              ACCOUNT NUMBER            BRANCH NAME
----------------------              --------------            ------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM's clients, such as any economic relationship between transactions in my Affiliate Personal Account(s) and securities held or to be acquired by SCM's clients.

Date:
           --------------

Signature:
           -------------------------------

Print Name:
           --------------------

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                                    EXHIBIT D
                   PERSONAL SECURITIES TRADING REPORTING FORM


To Stonebridge Capital Management, Inc. ("SCM"):

Quarter for which transactions are reported: _________ to _________ (the "Quarter").

I understand that capitalized terms used herein have the same meaning as in the Code of Ethics.

I have made the following security transactions in my Affiliate Personal Accounts during the Quarter:

                                                                                               BROKER OR
                                                                                               BANK
SECURITY                                       DOLLAR           NATURE OF            PRICE     THROUGH
AND CLASS          DATE OF         NO. OF      AMOUNT OF        TRANSACTION          PER       WHOM
(THE "SECURITY")   TRANSACTION     SHARES      TRANSACTION      (PURCHASE, SALE)     SHARE     EFFECTED
----------------   -----------    -------      -----------      ----------------     ------    ---------
______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________


Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM clients, such as the existence of any economic relationship between my transactions and securities held or to be acquired by SCM's clients.


Date:                                       Signature:
     ---------------                                  --------------------------
                                            Print Name:
                                                       -------------------------

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                                    EXHIBIT E
                              INITIAL CERTIFICATION

To Stonebridge Capital Management, Inc. ("SCM"):

EMPLOYEE'S NAME ____________________________________________________


1. I have received, read and understand the Code of Ethics of Stonebridge Capital Management, Incorporated revised by the Board of Directors on February 1, 2005, and I hereby acknowledge that it is my obligation and intent to comply with it. I understand that capitalized terms used herein have the same meaning as in the Code.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM's clients, such as any economic relationship between my securities' holdings and securities held or to be acquired by SCM's clients.


                                               ---------------------------------
                                               Employee's Signature

                                               -------------------
                                               Date

                                    EXHIBIT F
                              ANNUAL CERTIFICATION

To Stonebridge Capital Management, Inc. ("SCM"):

1. I have read and understand the Code of Ethics dated February 1, 2005 for SCM and recognize that I am subject thereto as an employee of SCM. I understand that capitalized terms used herein have the same meaning as in the Code.

2. I hereby certify that, during the year ended December 31, 20__. I have complied with the requirements of the Code and I have reported all securities transactions each calendar quarter.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM's clients, such as any economic relationship between my transactions and securities held or to be acquired by SCM's clients.

Date:     ----------------

Signature:
           --------------------------
Print Name:
            -------------------------

                                    EXHIBIT G
                     QUARTERLY POLITICAL CONTRIBUTION REPORT


To Stonebridge Capital Management, Inc. ("SCM"):


Name:
     -------------------------------


Date:
     -------------------------------


During the Quarter Ending ________________, the person named above made the following political contributions:

DATE                          PAYABLE TO                      AMOUNT
--------------------------------------------------------------------------------





No contributions made were made to influence or cause business to be directed to Stonebridge Capital Management, Inc.


Signed:
       ------------------------------


Date:
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